UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887 (Commission File Number)	77-0396307 (IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA (Address of principal executive offices)	94085 (Zip Code)

(408) 616-4000
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d). ELECTION OF DIRECTOR.

(1)	Effective as of May 15, 2005, the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) elected Masood Jabbar as a new member of the Board. Mr. Jabbar was designated as a Class II director and will stand for re-election at the 2007 Annual Meeting of Stockholders.

(2)	There is no arrangement or understanding between Mr. Jabbar and any other person pursuant to which he was selected as a director.

(3)	Mr. Jabbar will serve as a member of the Registrant’s Audit Committee.

(4)	Upon his election to the Board, Mr. Jabbar was granted a stock option, effective as of May 16, 2005, to purchase 40,000 shares of the Registrant’s Common Stock under the Registrant’s 1999 Equity Incentive Plan and is eligible to receive certain annual compensation pursuant to the Registrant’s Director Compensation Plan as described in the Registrant’s Current Report on Form 8-K filed on April 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005	SILICON IMAGE, INC.
	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer